UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 21, 2023

Greenwave Technology Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-41452	46-2612944
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4016 Raintree Road, Suite 300, Chesapeake, VA 23321

(Address of Principal Executive Offices)

(800) 490-5020

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	GWAV	NASDAQ Capital Market

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On June 24, 2016, Greenwave Technology Solutions, Inc., a Delaware corporation (the “Company”), received a written notice (the “Notice”) from the Listing Qualifications Department of The Nasdaq Capital Market (“NASDAQ”) indicating that NASDAQ has determined that the Company has failed to comply with NASDAQ Listing Rule 5550(b)(1). NASDAQ Listing Rule 5550(b)(1) requires that companies listed on NASDAQ maintain a minimum of $2,500,000 in stockholders’ equity for continued listing. The Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 reported stockholders’ equity below the $2,500,000 minimum requirement for continued listing and, as of the date of the Notice, NASDAQ determined that the Company did not meet the alternatives of market value of listed securities or net income from continuing operations. As previously disclosed on October 6, 2023, the Company received a letter from NASDAQ indicating that for the previous thirty (30) consecutive business days, the bid price for the Company’s common stock closed below the minimum $1.00 per share requirement for continued listing on NASDAQ under Nasdaq Listing Rule 5550(a)(2).

The Notice provides that the Company has 45 calendar days to submit a plan to regain compliance with NASDAQ’s continued listing requirements. The Company intends to timely submit a plan to regain compliance to NASDAQ and, if the plan is accepted, NASDAQ can grant an exception of up to 180 calendar days from the date of the Notice for the Company to evidence compliance.

Forward-Looking Statements

This current report contains “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements can be identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential,” “promise” or similar references to future periods. Examples of forward-looking statements in this current report include, without limitation, statements regarding the Company’s intent to monitor the bid price of its common stock and consider available options, including a reverse stock split; and the Company’s eligibility for an additional 180 calendar day compliance period. Forward-looking statements are statements that are not historical facts, nor assurances of future performance. Instead, they are based on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent risks and uncertainties, and actual results may differ materially from those set forth in the forward-looking statements. Important factors that could cause actual results to differ include, without limitation, there can be no assurance that the Company will meet the bid price requirement during any compliance period or otherwise in the future, otherwise meet Nasdaq compliance standards, that Nasdaq will grant the Company any relief from delisting as necessary or whether the Company can agree to or ultimately meet applicable Nasdaq requirements for any such relief, and the other important factors described under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission (the “SEC”) on April 13, 2023 and its other filings with the SEC. Any forward-looking statement made by the Company in this current report is based only on information currently available and speaks only as of the date on which it is made. Except as required by applicable law, the Company expressly disclaims any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 27, 2023

Greenwave Technology Solutions, Inc.

By:	/s/ Danny Meeks
Name:	Danny Meeks
Title:	Chief Executive Officer

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